Exhibits

23  Consent of James R. Bonzo C.P.A.

CONSENT OF INDEPENDENT AUDITORS

Broadband Wireless Corporation (formerly Black Giant Oil Corporation)

We hereby consent to the use in this Form 10KSB of our report dated August 15, 2002 relating to financial statements of Broadband Wireless Corporation (formerly Black Giant Oil Corporation) and to the reference to our firm in this Form 10KSB filing.

/s/ James R. Bonzo

     James R. Bonzo, C.P.A.

Las Vegas, Nevada

August 15, 2003